SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ ☒	Preliminary Proxy Statement Definitive Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

S1 Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:______________________
(2)	Aggregate number of securities to which transaction applies:_____________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):______________________
(4)	Proposed maximum aggregate value of transaction:______________________
(5)	Total fee paid:_____________________

☐ Fee paid previously with preliminary materials:________________________

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:____________________

(2)	Form, Schedule or Registration Statement No.:_________________________

(3)	Filing Party:______________________

(4)	Date Filed:_______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL I — ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
STOCK OWNED BY MANAGEMENT
PRINCIPAL STOCKHOLDERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE OF OUR COMMON STOCK
TRANSACTIONS WITH MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
S1’S INDEPENDENT AUDITORS
DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR INCLUSION IN PROXY STATEMENT
OTHER MATTERS
Appendix A

S1 CORPORATION

3500 Lenox Road, NE, Suite 200
Atlanta, Georgia 30326

April 14, 2004

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of S1 Corporation to be held on Friday, May 14, 2004, at 8:30 a.m., local time, at 3500 Lenox Road, NE, Sixth Floor, Atlanta, Georgia 30326.

     At the annual meeting, our stockholders will be asked to elect three directors to each serve for a three-year term.

     Our board of directors unanimously recommends that you vote FOR election of the board’s nominees. We encourage you to read the accompanying proxy statement, which provides information about our company and the matter to be voted upon at the annual meeting.

     It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, please vote your shares of common stock via a toll-free telephone number or the Internet or by completing, dating, signing and returning the enclosed proxy card in the enclosed postage paid envelope. If you prefer, you are welcome to attend the meeting and vote in person.

Sincerely,

JAMES S. MAHAN, III
Chairman of the Board

S1 CORPORATION
3500 Lenox Road NE, Suite 200
Atlanta, Georgia 30326
(404) 923-3500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 14, 2004

Dear Stockholder:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of S1 Corporation will be held on Friday, May 14, 2004, at 8:30 a.m., local time, at 3500 Lenox Road NE, Sixth Floor, Atlanta, Georgia 30326, for the following purposes:

1.	Election of Directors. To elect three directors to each serve for a three-year term expiring in 2007 (Proposal 1); and

2.	Other Business. To transact any other business that properly comes before the annual meeting or any adjournments of the meeting.

     If you held shares of our common stock at the close of business on March 19, 2004, you are entitled to notice of and to vote at the annual meeting or any adjournments of the meeting.

By order of the Board of Directors

JAMES S. MAHAN, III
Chairman of the Board

Atlanta, Georgia

April 14, 2004

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD OR THE INTERNET OR BY MAIL.

S1 CORPORATION

3500 Lenox Road NE, Suite 200
Atlanta, Georgia 30326
(404) 923-3500

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 14, 2004

Solicitation, Voting and Revocability of Proxies

     This proxy statement is being sent to holders of the common stock of S1 Corporation, a Delaware corporation, as part of the solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held on Friday, May 14, 2004, at 8:30 a.m., local time, at 3500 Lenox Road NE, Sixth Floor, Atlanta, Georgia 30326, and at any adjournments of the meeting. In this proxy statement, we sometimes refer to our company as S1, the name by which we are commonly known. This proxy statement, together with the enclosed proxy card, is first being mailed to stockholders on or about April 19, 2004.

     The annual meeting has been called to elect three directors to each serve for a three-year term and to transact any other business that properly comes before the annual meeting or any adjournments of the meeting.

     If you vote by the proxy we are soliciting, your shares will be voted in accordance with the instructions listed on the proxy card. Executed but unmarked proxies will be voted FOR the election of the board’s director nominees. Except for Proposal 1 set forth in this Proxy Statement, our board of directors does not know of any other matters that are to come before the annual meeting other than procedural matters related to the conduct of the annual meeting. If any other matters properly come before the annual meeting, the persons named in the proxy card will vote the shares represented by your proxy on those other matters as determined by our board of directors.

     Your presence at the annual meeting will not automatically revoke your proxy. You may, however, revoke a proxy at any time before it is voted by delivering either a written notice of revocation for a proxy card that you previously submitted or a properly executed proxy card bearing a later date to Matthew Hale, Chief Financial Officer, S1 Corporation, 3500 Lenox Road, Suite 200, Atlanta, Georgia 30326, by re-voting by telephone or on the Internet, or by attending the annual meeting and voting in person.

     We will pay the cost of soliciting proxies for the annual meeting. In addition to using the mail, our directors, officers and employees may solicit proxies personally, by telephone or by fax. We will not pay additional compensation to our directors, officers or employees for these activities. We also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners of those shares and will reimburse these holders for the reasonable expenses they incur for these efforts.

     The board of directors has appointed an inspector of election to tabulate stockholder votes at the annual meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the annual meeting.

Who Can Vote

     Each share of common stock that you owned at that time entitles you to one vote on all matters that properly come before the annual meeting. There is no cumulative voting of shares. The board of directors has fixed the close of business on March 19, 2004 as the record date for the determination of our stockholders who are entitled to notice of and to vote at the annual meeting. Only shares of our common stock held of record as of the close of business on such date can be voted at the annual meeting. On March 19, 2004, there were 675 holders of record of the 70,717,061 shares of common stock which were then outstanding and eligible to be voted at the annual meeting.

Voting by Proxy Holders

     If your voting stock is held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from that person or entity that you must follow in order to have your shares of common stock voted. If you hold your voting stock in your own name and not through your broker or another nominee, you may vote your shares of stock at the annual meeting, or by proxy in one of three ways:

•	By using the toll-free telephone number listed on the proxy card;

•	By using the Internet website listed on the proxy card, or

•	By signing, dating and mailing the proxy card in the enclosed postage-paid envelope.

     Whichever of these methods you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the board of directors.

     Vote by Telephone. If you hold your voting stock in your own name and not through your broker or another nominee, you can vote your shares of stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 3:00 p.m. (E.D.T.) on May 13, 2004. Easy-to-follow voice prompts allow you to vote your shares of stock and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders by using individual control numbers. If you vote by telephone, you do not need to return your proxy card.

     Vote by Internet. If you hold your voting stock in your own name and not through your broker or another nominee, you can choose to vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 3:00 p.m. (E.D.T.) on May 13, 2004. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. Our internet voting procedures are designed to authenticate stockholders by using individual control numbers. If you vote via the Internet, you do not need to return your proxy card.

     Vote by Mail. You can vote by mail by completing, dating, signing and returning the enclosed proxy card in the enclosed postage-paid envelope.

     The holders of 23,572,354 shares or one-third of the total number of shares of common stock that were issued and outstanding on March 19, 2004 will constitute a quorum at the annual meeting. If there is a quorum, a plurality of the votes cast is required to elect our director nominees.

     The consolidated financial statements for S1 Corporation are attached as Appendix A to this Proxy Statement and are included in the Annual Report on Form 10-K filed with the Securities and Exchange

Commission. We are required to file an Annual Report on Form 10-K for our 2003 fiscal year with the Securities and Exchange Commission. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to Matthew Hale, Chief Financial Officer, S1 Corporation, 3500 Lenox Road, NE, Suite 200, Atlanta, Georgia 30326 or by visiting our corporate website at www.s1.com.

PROPOSAL I — ELECTION OF DIRECTORS

     At the annual meeting, three directors will be elected to each serve for a three-year term. The terms of Messrs. Ellertson, Mahan and Ivester expire at the 2004 annual meeting. Messrs. Ellertson, Mahan and Ivester have been nominated to stand for re-election for the class of directors with a term expiring at the 2007 annual meeting. Unless otherwise specified on a proxy card, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy FOR the election as directors of the persons named below as nominees. The board of directors believes that the nominees will stand for election and will serve if elected as directors. If, however, a nominee fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the board of directors may recommend. If there is a quorum at the annual meeting, the director nominees will be elected by a plurality of the votes cast and entitled to vote at the meeting. There are no cumulative voting rights for the election of directors.

     Our amended and restated certificate of incorporation provides for the board of directors to be divided into three classes. The terms of office of only one class of directors expires in each year, and directors are elected for terms of three years and until their successors are elected and qualified. Our amended and restated bylaws provide that there are to be between four and fifteen directors, with the number of directors determined by resolution of the board of directors. Pursuant to a resolution of the board, the number of directors on our board currently is six.

Information as to the Nominees, Other Directors and Executive Officers

     The following table presents information about our director nominees, continuing directors and executive officers, including their ages as of December 31, 2003, the periods during which they have served as a director of S1 and its predecessor public company, Security First Network Bank, and positions currently held with S1.

	Age at December 31,
Name	2003	Director Since	Expiration of term	Position held with S1
Director Nominees:
Jaime W. Ellertson	46	2001	2004	Chief Executive Officer and Director
James S. Mahan	52	1995	2004	Chairman of the Board and Director
M. Douglas Ivester	56	2001	2004	Director
Continuing Directors and Executive Officers:
David C. Hodgson	47	1999	2005	Director
Gregory J. Owens	43	2003	2005	Director
Howard J. Runnion, Jr.	73	1995	2006	Director
Matthew Hale	50	—	—	Senior Vice President and Chief Financial Officer

     Provided below is a brief description of the principal occupation for the past five years of each of our director nominees, continuing directors and executive officers.

     Jaime W. Ellertson has served as Chief Executive Officer since November 2000 and as a director since January 2001. Prior to joining S1, Mr. Ellertson served as Executive Vice President and General Manager of worldwide strategic operations for BroadVision, Inc., a provider of self-service applications, from April 2000 until November 2000. From January 1997 until April 2000, Mr. Ellertson held the executive positions of Chairman of the Board and Chief Executive Officer of Interleaf, Inc., a provider of software tools for e-content management. Before his service at Interleaf, Mr. Ellertson served as founder and Chief Executive Officer of Purview Technologies, Inc., an Internet software company specializing in network monitoring and management technology from July 1996 until January 1997. Mr. Ellertson is a director of Trigo Technologies, Inc., Apropos Technology, Inc. and Danka Office Imaging, Inc.

     James S. Mahan, III has served as Chairman of the Board since November 2000 and as a director since 1995. He served as Chief Executive Officer from 1995 until Mr. Ellertson assumed that position in November 2000. He served as President from June 1998 until Mr. Jeffrey Lunsford assumed the position of Acting President in August 2000. He also served as the Chairman of the Board from February 1999 until November 1999. Mr. Mahan was the Chairman of the Board and Chief Executive Officer of Cardinal Bancshares, Inc., as well as some of its subsidiaries, from November 1987 until September 1996. Mr. Mahan is a director of Yodlee, Inc., Midtown Bank & Trust Company, Lydian Trust Company, American Consulting Engineers and Magnolia Credit Corporation.

     David C. Hodgson has served as a director since November 1999. Mr. Hodgson is a managing member of General Atlantic Partners, LLC (“GAP LLC”), a private equity investment firm that invests in Internet and information technology companies on a global basis. Mr. Hodgson has been with GAP LLC or its predecessor since 1982. Mr. Hodgson is also a director of MarketWatch.com, Inc., a leading multimedia publisher of business news and provider of financial information and analytical tools; Atlantic Data Services, Inc., a provider of professional computer services for the banking industry; and a number of private information technology companies.

     M. Douglas Ivester has served as a director since 2001. Mr. Ivester was Chairman of the Board and Chief Executive Officer of The Coca-Cola Company from 1997 until 2001. He spent more than 20 years with The Coca-Cola Company and held such positions as Chief Financial Officer, President and Chief Operating Officer where he was responsible for running the company’s global enterprise. Mr. Ivester also serves as a director of SunTrust Banks, Inc. and Georgia-Pacific Corporation.

     Gregory J. Owens has served as a director since 2003. Mr. Owens is the Chairman of the Board, Chief Executive Officer and President of Manugistics Group, Inc. a supply chain management company. Manugistics Group has employed Mr. Owens since April 1999. From June 1990 to April 1999, Mr. Owens was employed by Accenture, LLP, a management consulting, firm in various roles including global managing partner. Mr. Owens also serves as a director of Manugistics Group, Inc. and Serena Software, Inc.

     Howard J. Runnion, Jr. has served as a director since 1995. Since 1998, Mr. Runnion has been retired. He previously worked as a banker and insurance broker. He was a director of Cardinal Bancshares, Inc. and some of its subsidiaries until September 1996. Mr. Runnion was Vice Chairman of the Board and Chief Financial Officer of Wachovia Corporation from December 1985 to June 1990.

     Matthew Hale has served as Senior Vice President and Chief Financial Officer since January 2002. From October 2001 to January 2002, Mr. Hale served as Senior Vice President Finance for S1 and from March 2001 to October 2001, he served as Vice President Finance and Global Controller. Prior to joining S1, Mr. Hale served as Chief Financial Officer of Q-Up Systems, Inc. from January 2000 to March 2001, which has now merged into S1, Inc, a wholly owned subsidiary of S1 Corporation. From 1995 to 2000, Mr. Hale held the position of Chief Financial Officer at CCI-Triad, a provider of information systems and services. In addition, Mr. Hale managed financial operations for a publicly held data storage solutions provider and a privately held computer manufacturer. Prior to that Mr. Hale also spent approximately nine years in various senior financial roles at Ernst & Young LLP (formerly Ernst and Whinney).

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
THE ELECTION OF ITS DIRECTOR NOMINEES.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

     In recognition of the principles contained in the Sarbanes-Oxley Act of 2002, and proposals of the Nasdaq Stock Market, we are considering various revisions to our governance policies and procedures, including our committee structure. We also continue to monitor legal requirements and best practices among comparable companies.

Independence of the Board

     The board of directors has determined that all of the directors, except Messrs. Mahan and Ellertson, are independent as defined by the Nasdaq listing standards, as those standards have been modified or supplemented.

Board Attendance

     During 2003, our board of directors met five times. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period that the director served and (2) the total number of meetings held by all committees of the board on which the director served during the period that he served.

Committees of the Board of Directors

     Audit Committee. The board of directors has appointed a standing audit committee. The chairman of the audit committee is Mr. Hodgson and the other members currently are Messrs. Runnion and Ivester. All members of the Audit Committee are independent as defined by Nasdaq Stock Market rules. Mr. Ivester has been designated by the Board of Directors as the Audit Committee’s “financial expert,” as provided in the Sarbanes-Oxley Act of 2002 and the SEC regulations thereunder. The audit committee reviews the scope of the independent annual audit, the independent accountants’ letter to management concerning the effectiveness of our internal financial and accounting controls and any response by management to that letter. In addition, the audit committee reviews internal audit plans and meets with our internal auditor to discuss financial and accounting controls. The audit committee met eight times in 2003. The committee’s charter is attached as Appendix B at the end of this proxy statement.

     Compensation Committee. The board of directors has appointed a compensation committee that reviews executive compensation on an annual basis. The compensation committee makes recommendations to our board of directors regarding compensation. The compensation committee now generally makes stock option awards to employees. The chairman of the compensation committee is Mr. Hodgson and the other members currently are Messrs. Owens, Runnion and Ivester. None of the persons who served on this committee in fiscal 2003 have served as an officer or employee of S1 or any of S1’s subsidiaries. The compensation committee met four times during 2003.

     Nominating Committee. Messrs. Hodgson, Owens, Runnion and Ivester, a sub-set of the board of directors who are independent directors, serve as the nominating committee for selecting nominees for election as directors. We do not have a charter for the nominating committee.

     Our amended and restated bylaws also permit stockholders eligible to vote at the annual meeting to make nominations for directors, but only if their nominations are made by timely notice in writing to the Secretary of S1. To be timely, a stockholder’s notice must have been delivered to, or mailed and received at, our principal executive offices no later than April 14, 2004.

     The board of directors considers, among other things, the following qualifications and skills of director candidates – their business or professional experience, their integrity and judgment, their records of public services, their ability to devote sufficient time to the affairs of the Company, the diversity of backgrounds and experience they will bring to the board, and the needs of the Company from time to time. Additionally, the board believes that all nominees should be individuals of substantial accomplishment with demonstrated leadership capabilities.

Access to Directors

     Stockholders of S1 may communicate with an individual director or the board of directors as a group via U.S. Postal mail directed to: James S. Mahan, Chairman of the Board, c/o Secretary, S1 Corporation, 3500 Lenox Road, Suite 200, Atlanta, GA 30326. Please clearly specify in each communication the applicable addressee or addressees you wish to contact. All such communication will be forwarded to the intended director or Board as a whole.

     Directors are encouraged to attend and participate in the annual meeting of stockholders. Four directors attended the Annual Meeting of Stockholders held on May 22, 2003.

Code of Conduct

     The Board has adopted a code of conduct that applies to all of our employees (including officers) and directors. You can find a link to these materials on our website at www.s1.com.

STOCK OWNED BY MANAGEMENT

     The following table presents information known to us regarding the beneficial ownership of our common stock as of March 19, 2004 by each of our named executive officers and directors and by all of our directors and executive officers as a group. At March 19, 2004, there were 70,717,061 shares of our common stock issued and outstanding. All information as to beneficial ownership has been provided to us by the directors and executive officers, and unless otherwise indicated, each of the directors and executive officers has sole voting and investment power over all of the shares that they beneficially own.

	Number of Shares and		Percent of
	Nature of Beneficial		Common Stock
Name and position(s) with S1	Ownership (a)		Outstanding
Jaime W. Ellertson
Chief Executive Officer and Director	1,283,525	(b)	1.79%
James S. Mahan, III
Chairman of the Board	1,933,160	(c)	2.69%
Matthew Hale
Senior Vice President and Chief Financial Officer	221,784	(d)	*
David C. Hodgson
Director	2,825,740	(e)	4.08%
M. Douglas Ivester
Director	250,000	(f)	*
Gregory J. Owens
Director	25,000	(g)	*
Howard J. Runnion, Jr.
Director	250,848	(h)	*
Peter Dunning
Former Executive Vice President and General Manager of the Americas	338,620	(i)	*
All directors and executive officers as a group (8 persons)	7,128,676		9.69%

*	Less than one percent

(a)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if that person has or shares voting power or investment power over the security, or has the right to acquire beneficial ownership at any time within 60 days from March 19, 2004. For this table, voting power includes the power to vote or direct the voting of shares and investment power includes the power to dispose or direct the disposition of shares.

(b)	The share ownership of Mr. Ellertson includes 158,525 shares of common stock held directly by Mr. Ellertson and 1,125,000 of common stock issuable upon the exercise of options exercisable within 60 days of March 19, 2004.

(c)	The share ownership of Mr. Mahan includes 1,050,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 19, 2004, 729,864 shares that are held directly by Mr. Mahan, 17,748 shares held in S1’s 401(k) plan and 135,548 shares held by his wife.

(d)	The share ownership of Mr. Hale includes 207,010 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 19, 2004, 12,310 shares that are held directly by Mr. Hale and 2,464 shares held in S1’s 401(k) plan.

(e)	The share ownership for Mr. Hodgson includes 30,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 19, 2004, 2,401,353 shares held by General Atlantic Partners 20, L.P. (“GAP 20”), 53,052 shares held by General Atlantic Partners 52, L.P. (“GAP 52”) and 341,335 shares held by GAP Coinvestment Partners, L.P. (“GAPCO”). Mr. Hodgson is a managing member of GAP LLC and a general partner of GAPCO. GAP LLC is the general partner of GAP 20 and GAP 52. The managing members of GAP LLC are also the general partners of GAPCO. Mr. Hodgson disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares.

(f)	The share ownership of Mr. Ivester includes 50,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 19, 2004 and 200,000 shares owned directly by Mr. Ivester.

(g)	The share ownership of Mr. Owens includes 25,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 19, 2004.

(h)	The share ownership of Mr. Runnion includes 30,000 shares of common stock issuable of options exercisable within 60 days of March 19, 2004 and 220,848 shares owned directly by Mr. Runnion.

(i)	The share ownership of Mr. Dunning includes 337,500 shares of common stock issuable of options exercisable within 60 days of March 19, 2004 and 1,120 shares owned directly by Mr. Dunning. Mr. Dunning left S1 in June 2003.

PRINCIPAL STOCKHOLDERS

     The following table presents information known to us regarding the beneficial ownership of our common stock as of March 19, 2004 by each person believed by management to be the beneficial owner of more than 5% of the outstanding common stock.

	Number of Common
	Shares and Nature of	Percent of Common
Name and Address of Beneficial Owner	Beneficial Ownership (a)	Stock Outstanding
State Farm Mutual Automobile Insurance Company and	4,013,470 (b)	5.68%
related entities
1 State Farm Plaza
Bloomington, IL 61710

(a)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if that person has or shares voting power or investment power over the security, or has the right to acquire beneficial ownership at any time within 60 days from March 19, 2004. For this table, voting power includes the power to vote or direct the voting of shares and investment power includes the power to dispose or direct the disposition of shares.

(b)	State Farm Mutual Automobile Insurance Company and related entities filed a Schedule 13G dated January 30, 2004 with the Securities and Exchange Commission reporting sole dispositive power over 4,013,470 shares.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive and Director Compensation

     The following table shows the cash compensation paid by S1 for the last three fiscal years, as well as compensation paid or accrued for those years, to our current Chief Executive Officer and the next two highest compensated executive officers serving at December 31, 2003, whose total annual salary and bonus for the fiscal year ended December 31, 2003 exceeded $100,000, and one former executive officer who was not serving as an executive officer at the end of the fiscal year. We refer to these four officers as our named executive officers. No stock appreciation rights have been granted by S1 or its predecessor, Security First Network Bank.

Summary Compensation Table

					Long Term
		Annual Compensation			Compensation
					Securities	All Other
			Bonus	Other Annual	Underlying Options	Compensation ($)
Name and Principal Position	Year	Salary ($)	($)	Compensation ($)	(#)	(a)
Jaime W. Ellertson (b)	2003	592,500	248,400	—	350,000	7,142
Chief Executive Officer	2002	600,000	97,200	—	800,000	6,879
and Director	2001	600,000	382,000	—	200,000	49,610

James S. Mahan, III (c)	2003	450,000	—	86,411	30,000	7,734
Chairman of the Board	2002	450,000	—	—	300,000	12,835
	2001	451,250	282,000	—	—	16,887

Matthew Hale (d)	2003	273,281	103,500	—	150,000	9,901
Senior Vice President and	2002	225,000	50,500	—	120,000	11,901
Chief Financial Officer	2001	185,417	135,000	—	157,000	46,993

Peter Dunning (e)	2003	157,500	—	—	—	466,646
Former Executive Vice	2002	347,769	64,766	—	—	6,861
President	2001	—	—	—	450,000	—

(a)	All other compensation includes matching contributions to S1’s 401(k) plan and life and health insurance premiums. 401(k) contributions for 2003, 2002 and 2001 were $2,625, $6,680 and $3,000 for Mr. Mahan; were $4,927, $6,937 and $6,800 for Mr. Hale. The insurance premiums for 2003, 2002 and 2001 were $7,142, $6,879 and $13,887 for Mr. Ellertson; $5,109, $6,155 and $13,887 for Mr. Mahan; and $4,975, $4,964 and $13,527 for Mr. Hale. The insurance premiums for 2003 and 2002 for Mr. Dunning were $3,412 and $6,861.

(b)	S1 paid $35,723 in relocation expenses on behalf of Mr. Ellertson during 2001.

(c)	In lieu of an annual bonus, S1 reimburses Mr. Mahan for the management fees paid in connection with the fractional interest of an airplane that he uses for personal use. In 2003, this amounted to $86,411.

(d)	Mr. Hale was appointed Senior Vice President Finance in October 2001 and Chief Financial Officer in February 2002. S1 paid $26,666 in relocation expenses on behalf of Mr. Hale during 2001.

(e)	Mr. Dunning joined S1 in November 2001 and left S1 in June 2003. In connection with the termination of his employment agreement, Mr. Dunning was entitled to receive payments totaling $463,234, of which $157,500 will be paid in 2004.

     In 2003, directors, who are not employed by us, earned an annual fee of $20,000 and an attendance fee of $1,000 per meeting and received reimbursements for travel and other expenses incurred in connection with attending meetings of our board of directors. Committee chairpersons received $1,000 per committee meeting and committee members earned $500 per committee meeting. Additionally, directors are eligible to receive stock option grants under our 2003 Stock Incentive Plan. In 2003, Mr. Owens was awarded options to purchase 25,000 shares of S1 common stock in connection with his appointment as director in January 2003. Messrs. Hodgson, Ivester, Owens and Runnion were each awarded options to purchase 30,000 shares of S1 common stock in August 2003.

     We anticipate that Board and Committee fees will remain the same in 2004.

Option Grants

     The following table contains information concerning the grant of stock options to the named executive officers during fiscal year 2003.

Option Grants in Last Fiscal Year

					Potential Realizable Value
					at Assumed Annual Rates of
					Stock Price Appreciation
	Individual Grants				for Option Term
	Number of	% of Total Options
	Securities	Granted to	Weighted Average
	Underlying Options	Employees in Fiscal	Exercise or Base
Name	Granted (#)	Year (%)	Price ($/share)	Expiration Date	5%	10%
Jaime W. Ellertson (a)	350,000	13.5%	$3.57	8/11/2013	$831,413	$2,064,006
James S. Mahan, III (b)	30,000	1.2%	$3.57	8/11/2013	$71,264	$176,915
Matthew Hale (c)	150,000	5.8%	$3.57	8/11/2013	$356,320	$884,574
Peter Dunning	—	—	—	—	—	—

(a)	Mr. Ellertson’s options vest annually in four equal installments beginning August 11, 2004. In January 2003, Mr. Ellertson voluntarily surrendered 800,000 options.

(b)	Mr. Mahan’s options vest annually in four equal installments beginning August 11, 2004.

(c)	Mr. Hale’s options vest annually in four equal installments beginning August 11, 2004. In January 2003, Mr. Hale voluntarily surrendered 111,000 options.

2003 Option Exercises and Values

     The following table provides information on exercises of stock options during fiscal year 2003 by the named executive officers and the value of unexercised options at the end of the year.

Aggregated Option Exercises in 2003 and Fiscal Year-End Option Values

Number of
			Securities	Value of
			Underlying	Unexercised in the
			Unexercised Options	Money Options at
		Value	at FY-end (#)	FY-end ($) (b)
	Shares Acquired on	Realized ($)
Name	Exercise (#)	(a)	Exercisable/Unexercisable	Exercisable/Unexercisable
Jaime W. Ellertson	—	—	1,075,000 / 775,000	$1,500,525 / $2,075,175
James S. Mahan, III	718,140	$2,339,341	787,500 / 1,192,500	$3,750 / $136,250
Matthew Hale	—	—	143,516 / 318,994	$223,740 / $898,740
Peter Dunning	—	—	337,500 / —	-0- / -0-

(a)	Based on the market value of our common stock at date of exercise, less the exercise price.

(b)	Based on the closing price per share of our common stock on December 31, 2003 of $8.07 on the Nasdaq National Market, less the exercise price, of all unexercised stock options having an adjusted exercise price less than that market value.

Employment Agreements

     We entered into employment agreements with three of our executive officers listed below (collectively referred to as “the executives”). Many unvested stock options held by the executives vest upon a change in control, as defined. This table summarizes the compensation to be paid pursuant to the terms of these agreements.

Executive	Date of Agreement	2004 Base Salary	2004 Target Bonus
Jaime W. Ellertson(1)	11/24/2000	$570,000	$360,000
James S. Mahan	4/30/2001	$450,000	$210,000
Matthew Hale	10/5/2001	$268,125	$150,000

(1)	Mr. Ellertson’s employment agreement was amended April 27, 2001.

     Each executive’s base salary must be reviewed no less frequently than annually and may be increased at the discretion of S1. Executives will receive annual bonuses, payable no later than the end of the first fiscal quarter following the end of each fiscal year of S1 based on the attainment of specific S1 performance targets as may be agreed upon by each of them and S1. The annual bonuses will be designed so that upon meeting specified minimum thresholds the executives will be entitled to receive reduced bonus amounts if the agreed-upon targets are partially attained. Executives will be eligible to participate in any retirement, deferred compensation, fringe benefit or welfare benefit plan of S1, including any plan providing for employee stock purchases, pension or retirement income, retirement savings, employee stock ownership, deferred compensation or medical, prescription, dental, disability, employee life, group life, accidental death or travel accident insurance benefits that S1 may adopt for the benefit of executive employees. S1 agreed to pay or reimburse Mr. Ellertson and Mr. Hale for relocation expenses (including temporary living expenses for up to five months) that they paid or incurred in moving to Atlanta, plus a “tax gross-up” amount with respect to taxes imposed on such payment or reimbursement, including taxes imposed on the gross-up amount. S1 has agreed to pay or reimburse Messrs. Ellertson and Mahan for dues, including initiation fees, incurred by each them for a country club membership. The employment agreements with the executives provide for an initial term of three years, with successive renewals for one additional year on the first and each subsequent anniversary of the effective date, unless either the executive or S1 gives notice to the other that such party is terminating the term of employment.

          S1 may terminate each executive’s employment at any time during the term of his employment agreement. If S1 terminates the executive other than for “cause” (as defined) or because of his disability or death, the terminated executive would be entitled to (a) his base salary due through the termination date, plus a pro rata portion of the annual bonus that would have been payable for the year in which the termination occurs (based on actual results to date and budgeted results for the remainder of the period), (b) continued salary and benefits for 24 months, in the case of Messrs. Ellertson and Mahan, or 12 months, in the case of Mr. Hale, after such termination and (c) in the case of Messrs. Ellertson and Mahan, an annual bonus during such 24- or 12-month period equal to the average annual bonus paid to him during the preceding 36 months. In addition, under the employment agreements for Messrs. Ellertson and Mahan, if any payment or distribution by S1 to an executive or for his benefit (including accelerated vesting of stock options) would constitute an excess parachute payment under the Internal Revenue Code, as amended, S1 will make a “gross-up” payment, in an amount, after taxes, sufficient to pay the excise tax that is imposed on excess parachute payments so that, after paying the excise tax, the executive would receive a net after-tax amount that is the same as the amount they would have received if no excise tax had been imposed. Under each of the employment agreements, however, no such “gross-up” payment would be made if the net after-tax benefit to the executive would be at least $100,000 more than the maximum after-tax amount the executive could have received without incurring the excise tax (in which case, the payments and distributions to the executive would be capped at such maximum amount) and that the aggregate amount of “gross-up” payments that will be paid by S1 for all employees who have employment agreements, including the executives would not exceed $10,000,000. If the executive terminates his employment for “good reason” (as defined in the agreements), he would be entitled to the same compensation and benefits as if S1 had terminated his employment without cause. If the employment of the executive terminates because of his death or disability, S1 would pay him, or his beneficiaries, his base salary due through the date of termination, plus a pro rata portion of his annual bonus, as described above.

          Under the employment agreements, if the employment of the executive is terminated by S1 without “cause” or by him for “good reason” (as defined in the agreements) after a change in control of S1, options held by that person would be 100% vested and exercisable. For Messrs. Ellertson and Mahan, upon the occurrence of a change in control of S1 (without regard to whether the employment of the executive is terminated), the vesting schedule under options held by them would be changed so that two-thirds of the shares as to which the options have not vested before the change in control would vest on a monthly basis over the remaining vesting period set out in the option agreements, and the remaining unvested shares would continue to vest on the original schedule.

          Under the confidentiality, non-disclosure and non-competition agreements, the executives agreed that they would not reveal to anyone any of the trade secrets or proprietary or confidential information of S1 or its subsidiaries and that they would not make use of such information otherwise than for the benefit of S1. Each of the executives also agreed that, while employed by S1 and for a period of 24 months after termination of his employment for any reason other than because of non-renewal of his employment agreement by S1, he would not do any of the following: (1) engage in any business activity that competes with S1; (2) solicit, recruit or hire any S1 employee to work for a third party; and (3) solicit or induce any customer of S1 to become a customer of any competing person or entity or to cease doing business with S1.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          S1’s executive compensation policies are designed to provide competitive levels of compensation, to assist S1 in attracting and retaining qualified executives and to encourage superior performance. In determining levels of executive officers’ overall compensation, the qualifications and experience of the persons concerned, the size of the company and the complexity of its operation, the financial condition, including revenues, the compensation paid to other persons employed by the company and the compensation paid to persons having similar duties and responsibilities in the technology industry were considered. Compensation paid to our executive officers in 2003 consisted of the following components: base salary, bonuses, long-term incentives (awards of stock options) and participation in S1’s other employee benefit plans. While each of these components has a separate purpose and may have a different relative value to the total, a significant portion of the total compensation package for 2003 for the executive officers was highly dependent on the public market value of S1’s common stock and total return to stockholders. Our executive officers have significant equity interests in S1’s success by virtue of stock-based compensation.

          Base Salary. Base salary is intended to signal the internal value of the position. In establishing the 2003 salary for each executive officer, the officer’s responsibilities, qualifications and experience were considered.

          Long-Term Incentive Compensation. S1 uses stock options to provide long-term incentive compensation. The compensation committee endorses the position that stock ownership by management is beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value. The purpose of stock option awards is to provide an opportunity for the recipients to acquire or increase a proprietary interest in S1, thereby creating a stronger incentive to expend maximum effort for the long-term growth and success of S1 and encouraging recipients to remain in the employ of S1. Officers and other full-time employees of S1 and its subsidiaries are eligible for grants under our 2003 stock option plan. Stock options are normally granted each year with the size of the grants generally tied to and weighted approximately equally based on an officer’s responsibility level and performance. During 2003, stock options to purchase 530,000 shares of common stock were granted to our named executive officers.

          Other. In addition to the compensation paid to executive officers described above, executive officers along with and on the same terms as other employees, receive certain benefits such as life and health insurance and participation in S1’s 401(k) Plan.

          CEO Compensation. The compensation for the Chief Executive Officer has been primarily cash compensation in the form of a base salary and a bonus and stock-based compensation in the form of stock options. The Chief Executive Officer’s compensation is based primarily upon the Chief Executive Officer’s experience, responsibilities, demonstrated leadership ability, overall effectiveness and competitive compensation information. Mr. Ellertson was paid a base salary of $592,500 for fiscal 2003. Additionally, he was paid $248,400 in fiscal year 2004 as a bonus for 2003 performance in connection with the attainment of certain S1 performance targets that were previously agreed upon by Mr. Ellertson and S1. Under his employment agreement, S1 provides Mr. Ellertson with a membership to a country club. S1 pays approximately $6,000 per year for this membership. Mr. Ellertson was awarded stock options in 2003 to purchase 350,000 shares of common stock.

          Internal Revenue Code Section 162(m). In 1993, the Internal Revenue Code of 1986, as amended, was amended to disallow publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the Code), unless, among other things, the compensation meets the requirements for performance-based compensation. S1 did not take this limitation into account prior to fiscal 1999 in structuring most of its equity compensation programs and in determining executive compensation. The compensation committee considered the deductibility limit for compensation when awarding equity-based compensation beginning in fiscal 1999. Our Amended and Restated 1995 Stock Option Plan contains provisions to allow option grants to qualify for an exemption from that limit.

Compensation Committee
David C. Hodgson (Chairman)
Howard J. Runnion, Jr.
M. Douglas Ivester
Gregory J. Owens

PERFORMANCE OF OUR COMMON STOCK

          The following table sets forth comparative information regarding the cumulative stockholder return on our common stock since December 31, 1999. Since November 10, 1999, our name has been S1 Corporation. Total stockholder return is measured by dividing cumulative dividends for the measurement period (assuming dividend reinvestment) plus share price change for the period by the share price at the beginning of the measurement period. Neither S1 nor Security First Network Bank has paid dividends on its common stock from the date of the initial public offering of Security First Network Bank, May 26, 1996, to December 31, 2003. Our cumulative stockholder return over this period is based on an investment of $100 on December 31, 1999 and is compared to the cumulative total return of the Interactive Week Internet Index and the Nasdaq Composite Index.

Comparison of Cumulative Total Return Among

S1, Interactive Week Internet Index and Nasdaq Composite Index
from December 31, 1999 to December 31, 2003

Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
S1 Corporation	100	7	21	6	10
Interactive Week Internet Index	100	48	25	14	25
NASDAQ Composite Index	100	61	48	33	49

TRANSACTIONS WITH MANAGEMENT

          As of December 31, 2003, S1 owned approximately 27% of Yodlee, Inc.’s outstanding common and preferred shares. The chairman of our board of directors is also a director of Yodlee. S1 entered into the following agreements with Yodlee in 2001: a sales representation agreement, a data center agreement and a facilities sublease. Under the terms of the sales representation agreement, as amended, S1 is a non-exclusive reseller of Yodlee’s aggregation service. In connection with this arrangement, S1 made a nonrefundable prepayment of $10.0 million to Yodlee. The agreement expires in July 2005, or at such earlier time that S1 recoups a total of $10.0 million from S1’s customers and Yodlee for aggregation services, if at all. Through December 31, 2003, S1 recouped approximately $2.1 million from S1’s customers and Yodlee under this agreement. Under the data center agreement, S1 agreed to provide Yodlee with certain data center services for a fee. During 2002 and 2003, S1 provided data center services in the amounts of $0.3 million and $0.5 million, respectively, for Yodlee under this agreement. The data center agreement renews annually in January. At December 31, 2002 and 2003, S1 had receivables from Yodlee of $0.2 million and $0.1 million, respectively, for services performed under this agreement. The facilities sublease expired in December 2001.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of ownership of our equity securities and to file subsequent reports when there are changes in their ownership. Based on a review of reports submitted to us, we believe that during the fiscal years ended December 31, 2002 and 2003, all Section 16(a) filing requirements applicable to our directors, officers and more than 10% owners were complied with on a timely basis other than previously disclosed matters and as described below. Mr. Dunning filed one Form 4 late in 2002.

AUDIT COMMITTEE REPORT

          The audit committee of S1’s board of directors currently has three members, Messrs. Hodgson (Chairman), Runnion and Ivester. As of the date of this proxy statement, each of the committee members is an “independent director” under the Nasdaq Stock Market rules. The committee’s responsibilities are described in a written charter that was adopted by S1’s board of directors.

          Management has primary responsibility for the company’s financial statements and the overall reporting process, including the company’s system of internal controls. The independent auditors audit the annual financial statement prepared by management, express an opinion as to whether those financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the company in conformity with accounting principles generally accepted in the United States of America and discuss with us their independence and any other matters they are required to discuss with us or that they believe should be raised with us. We oversee these processes, although we must rely on the information provided to us and on the representations made by management and the independent auditors.

          The audit committee reviewed and discussed S1’s audited financial statements for the fiscal year ended December 31, 2003 with S1’s management. The committee discussed with PricewaterhouseCoopers LLP, S1’s independent auditors, the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees. The committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP. Based on the review and discussions described in this paragraph, the committee recommended to the board of directors the inclusion of S1’s audited financial statements for the year ended December 31, 2003 in S1’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee
David C. Hodgson (Chairman)
Howard J. Runnion, Jr.
M. Douglas Ivester

S1’S INDEPENDENT AUDITORS

          Our board of directors appointed PricewaterhouseCoopers LLP as S1’s independent auditors for the year ending December 31, 2004.

          Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

          The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of S1’s annual financial statements for the fiscal years ended December 31, 2002 and 2003 and the reviews of the financial statements included in S1’s quarterly reports on Form 10-Q and services provided for statutory and regulatory filings for those fiscal year were as follows:

	For the Fiscal Year Ended
	December 31,
	2002	2003
Aggregate fees incurred for review and audit services for the fiscal year	$747,350	$752,200
Fees billed during the fiscal year	$532,350	$576,200

Audit-Related Fees

          The aggregate fees billed for audit-related services were $9,500 and $10,000 for the fiscal years ended December 31, 2002 and 2003 for the audit of our employee benefit plan.

Tax Fees

          The aggregate fees billed by PricewaterhouseCoopers LLP for professional services related to tax fees for S1 and its subsidiaries for the fiscal years ended December 31, 2002 and 2003 were $320,500 and $443,300, respectively.

All Other Fees

          There were $12,600 and $2,000 for software maintenance fees billed by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2002 and 2003. There were no other fees billed by PricewaterhouseCoopers LLP for professional services related to Other Fees for the Company for the fiscal years ended December 31, 2002 and 2003.

          In considering the nature of the services provided by PricewaterhouseCoopers LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

          The services performed by the independent auditor in 2003 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its October 2002 meeting. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent auditor may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by the independent auditor in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

          Services provided by the independent auditor during the following year that are included in the Service List were pre-approved following the policies and procedures of the Audit Committee.

          Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

          In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

          On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

          The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

1.	The service is not an audit, review or other attest service;

2.	The aggregate amount of all such services provided under this provision does not exceed the amount of $20,000 in a given fiscal year;

3.	Such services were not recognized at the time of the engagement to be non-audit services;

4.	Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and

5.	The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR INCLUSION IN PROXY STATEMENT

          Any proposal which an S1 stockholder wishes to have included our proxy statement and form of proxy for our 2005 annual meeting of stockholders under Rule 14a-8 of the Securities and Exchange Commission must be received by our Secretary at 3500 Lenox Road, NE, Suite 200, Atlanta, Georgia 30326 by January 16, 2005. Any other proposal for consideration by stockholders at our 2004 annual meeting of stockholders must be delivered to, or mailed to and received by our Secretary not less than 30 days and not more than 90 days prior to the date of the meeting if we give at least 45 days’ notice or prior public disclosure of the date of the meeting. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and form of proxy for the annual meeting any stockholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time.

OTHER MATTERS

     As of the date of this proxy statement, the board of directors does not know of any other matters to be presented for action by the stockholders at the annual meeting. If any other matters not now known properly come before the meeting, the persons named in the accompanying proxy will vote your proxy in accordance with the determination of a majority of our board of directors.

By order of the Board of Directors

JAMES S. MAHAN, III
Chairman of the Board

Atlanta, Georgia

April 14, 2004

Appendix A

S1 Corporation

Audit Committee Charter

     Subject to annual appointment by the Board of Directors, the Audit Committee shall have the responsibility, authority and specific duties described below.

I. Purpose

     The primary function of the Audit Committee is to assist the Board of Directors in fufilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public, the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and the Company’s accounting and financial reporting processes generally. The Audit Committee is the Board’s principal agent in assuring the independence of the Company’s independent accountants, the integrity of management and the adequacy of disclosures to stockholders. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control systems.

•	Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

II. Composition

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors within the meaning of Rule 4200(a)(14) of the Nasdaq Stock Market, Inc., as may be modified or supplemented, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee. One of the members shall be appointed Committee Chairman by the other members of the Committee. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. Examples of relationships which would not be considered independent include:

•	A director being employed by the Company or any of its affiliates for the current year or any of the past three years.

•	A director accepting any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation.

•	A director being a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer.

•	A director being a partner in, a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) in any of the past three years that exceed the greater of 5% of the receiving organization’s consolidated gross revenues for that year or $200,000.

•	A director being employed as an executive officer of another entity where any of the Company’s executives serve on that entity’s compensation committee.

     All members of the Audit Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. Additionally, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, a chief financial officer or other senior officer with financial oversight responsibility. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

III. Authority

     The Audit Committee is granted the authority to investigate any matter or activity involving financial accounting, reporting and controls of the Company, and all employees shall be directed to cooperate with respect thereto as requested by members of the Committee. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibilities.

IV. Meetings

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. Members of the Audit Committee will strive to be present at all meetings. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least the Chairman should meet with the independent accountants and management quarterly to review the Company’s financials.

V. Responsibilities and Duties

     To fulfill its responsibilities and duties the Audit Committee shall:

Documents/ Reports Review

1.	Review and reassess the adequacy of this Charter periodically, at least annually, as conditions dictate.

2.	Review and discuss the Company’s annual audited financial statements with management. Review any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants. This review should include significant transactions that are not a normal part of the Company’s operations, changes, if any, in the Company’s accounting principles or their application and significant adjustments proposed by the independent accountants.

3.	Review with financial management and the independent accountants the 10-K and 10-Q prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

4.	On the basis of the review and discussions referred to in the first sentence of Item 2 above and the second and third sentences of Item 6 below, make a recommendation to the Board as to whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

5.	Approve a report to be included in the Company’s proxy statement for its annual meeting of stockholders that describes the Audit Committee’s composition and responsibilities, the independence of the members of the Committee and other matters required to be addressed by applicable regulations.

Independent Accountants

6.	Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, in order to determine the accountants’ independence review and discuss with the independent accountants the independent accountants’ independence and the matters required to be discussed by Statement of Accounting Standards 61, Independence Discussions with Audit Committees, as may be modified or supplemented. Receive the formal written disclosures and the letter from the independent accountants delineating all relationships between the independent accountants and the Company required by Independence Standards Board Standard No. 1, Communication With Audit Committees, as may be modified or supplemented. Actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountants and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent accountants.

7.	Hold the outside accountants’ ultimately accountable to the Board and Audit Committee, as representatives of the Company’s stockholders. The Committee shall have ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent accountants.

8.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

9.	Review the scope and general extent of the independent accountants’ audit examination. The review should entail an understanding of the factors considered by the accountants in determining the audit scope including risk characteristics of the Company and external reporting requirements.

Financial Reporting Processes

10.	In consultation with the independent accountants and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

11.	Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied to its financial reporting.

12.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants or management.

Process Improvement

13.	Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

14.	Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

15.	Review any significant disagreements between management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

16.	Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical And Legal Compliance

17.	Establish, review and update periodically, a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

18.	Review management’s monitoring of the Company’s compliance with the Company’s Code of Ethical Conduct, and ensure that management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy applicable legal requirements.

19.	Review the activities, organizational structure, and qualifications of the internal audit department.

20.	Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.

21.	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

22.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

REVOCABLE PROXY

S1 CORPORATION

Annual Meeting of Stockholders

This Proxy is solicited on behalf of the Board of Directors

     The undersigned stockholder of S1 Corporation hereby appoints Richard P. Dobb or Matthew Hale, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the annual meeting of stockholders to be held at 8:30 a.m., local time, on Friday, May 14, 2004, at the 3500 Lenox Road NE, Sixth Floor, Atlanta, Georgia 30326, and at any adjournments of the meeting, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies for the annual meeting that were given before this proxy.

     This proxy will be voted as directed by the undersigned stockholder.

     Unless contrary direction is given, this proxy will be voted for the election of the nominees listed in Proposal 1 and in accordance with the determination of our board of directors as to any other matters. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation for a proxy card that you previously submitted or a properly executed proxy card bearing a later date to Matthew Hale, our Chief Financial Officer, by re-voting by telephone or on the Internet, or by attending the annual meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

(Continued and to be dated and signed on the reverse side)

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS _______________.

Please Detach and Mail in the Envelope Provided.

☒ Please mark your votes as in this example.

1.	To elect three directors for a three-year term expiring in 2007 (Proposal 1). The nominees are:

Jaime W. Ellertson
M. Douglas Ivester
James S. Mahan, III

FOR ALL	☐
WITHHOLD AUTHORITY TO VOTE FOR NOMINEE(S) LISTED BELOW	☐

Vote withheld from the following nominee(s):

2.	The proxies are authorized to vote on any other business that properly comes before the annual meeting or any adjournments of the meeting, in accordance with the determination of our board of directors.

Date:

Signature(s) of Stockholder or Authorized Representative

NOTE: Please date and sign exactly as your name appears on this proxy card. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.